UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – October 23, 2008

WIRELESS AGE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-31338	98-0336674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3565 King Road, Suite 102
King City, Ontario Canada L7B 1M3
(Address of principal executive offices)

(905) 833-2753
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Table of Contents

Item 1.01	Entry into Material Definitive Agreement	3

Item 9.01	Financial Statements and Exhibits	5

	Signatures	6

	Exhibit Index	7

Item 1.01  Entry into Material Definitive Agreement

SaskTel Agreement

On October 23, 2008, Wireless Age Communications, Inc. (the “Company”) and its controlling shareholder Newlook Industries Corp. (“Newlook”) entered into a Repayment Agreement (the “Repayment Agreement”) with Saskatchewan Telecommunications (“SaskTel”) pursuant to which it agreed to pay amounts owed by the Company’s wholly owned  subsidiary Wireless Source Distribution Ltd. (“Wireless Source”) over a one year period beginning November 30, 2008. Newlook is the controlling shareholder of the Company.

On August 19, 2008, the Company announced that SaskTel and the Company mutually agreed to terminate the Prepaid Cellular Service Card Distribution Agreement (the “Prepaid Agreement”) effective September 30, 2008. The Company earned less than 3% profit margin under the Prepaid Agreement. Recently the profit margin percentage had declined due to the introduction of a cardless or ePin service. The Company believed continuing to provide the service for SaskTel in light of falling margins and rising costs made little economic sense.

Effective September 30, 2008, Wireless Source was indebted to SaskTel in the sum of $6,366,071 (the “SaskTel Indebtedness”) for prepaid card purchases under the Prepaid Agreement. As of October 23, 2008, SaskTel was indebted to Wireless Age Communications Ltd. (“Wireless Age”) in the amount of $1,718,835 under a Master Distributorship Agreement (the “Distributorship Agreement”) by and between Wireless Age and SaskTel.

Pursuant to the Repayment Agreement, the SaskTel Indebtedness would be paid as follows:

November 30, 2008	$250,000
December 31, 2008	250,000
January 31, 2009	300,000
February 28, 2009	300,000
March 31, 2009	350,000
April 30, 2009	350,000
May 31, 2009	400,000
June 30, 2009	400,000
July 31, 2009	450,000
August 31, 2009	450,000
September 30, 2009	1,433,035
October 31, 2009	1,433,036

Pursuant to the Repayment Agreement, the Company agreed with SaskTel that; 1) SaskTel would retain all payments owed by SaskTel to Wireless Age under the Distributorship Agreement until the sum of such payments equaled the amount of indebtedness owed by the Company and Newlook to TCE Capital Corporation (“TCE”) under senior secured loans (the “TCE Loans”). Upon such amounts held equaling the then balance of the TCE Loans balance, SaskTel agreed to pay TCE such balance on behalf of the Company, Wireless Age, Wireless Source and Newlook. As of October 23, 2008 the balance of the TCE Loans was $2,730,617, 2) SaskTel would receive a first charge security interest in the assets of Wireless Age after the TCE Loans have been repaid, 3) upon signing the Repayment Agreement, Wireless Age agreed to provide a guarantee to SaskTel for the SaskTel Indebtedness, and 4) SaskTel would receive the right to offset amounts not paid on a monthly basis by the Company to SaskTel against amounts owed by SaskTel to Wireless Age under the Distributorship Agreement, in the event the Company did not make a payment under the Repayment Agreement.

Pursuant to the Repayment Agreement, SaskTel agreed to an arrangement whereby the Company could avoid interest charges on the SaskTel Indebtedness, as follows; interest would not accrue under the SaskTel Indebtedness until January 1, 2009. If the Company prepaid $1,000,000 of the SaskTel Indebtedness, due to be paid per the repayment schedule on October 31, 2009, on or before December 31, 2008, then interest would not accrue until April 1. 2009. If the Company prepaid a further $1,000,000 of the SaskTel Indebtedness, partially due to be paid per the repayment schedule on September 30, 2009 and October 31, 2009, on or before March 31, 2009, then interest would not begin to accrue until July 1, 2009. If the Company prepaid a further $1,000,000 of the SaskTel Indebtedness, partially due  to be paid per the repayment schedule on August 31, 2009 and September 30, 2009, on or before June 30, 2009, then interest would not be charged on any part of the SaskTel Indebtedness. SaskTel and the Company agreed that interest, if incurred under the arrangement, would be at a rate of 1% pre month, compounded monthly.

Newlook also agreed to pledge its investment in the Company to SaskTel as additional security if any of the $1,000,000 prepayment amounts were not made on any of December 31, 2008, March 31, 2009 and June 30, 2009.

A copy of the Repayment Agreement is attached hereto as Exhibit 10.13 and is incorporated by reference.

Cross Guarantee and Indemnification Agreement

On October 23, 2008, the Company entered into a Cross Guarantee and Indemnification Agreement (the “Indemnification Agreement”) with Newlook. The Company and Newlook agreed to execute the agreement following recent queries from the Securities and Exchange Commission about the lending relationship between TCE, Newlook and the Company and the specific legal rights of the Company in the event the Company repaid principal or interest to TCE on behalf of Newlook.

Pursuant to the Indemnification Agreement, the Company and Newlook agreed to guarantee and indemnify each other for potential interest or principal amounts paid by the Company or Newlook to TCE on behalf of each other. Newlook also agreed to pay interest to the Company at the same rate of interest as specified under the TCE Loans.

As a result of the Repayment Agreement described earlier in this report, once the TCE Loans are fully repaid, Newlook is obligated to provide the Company the same security interest in its assets which was previously provided by Newlook to TCE. However, concurrent with repayment of the TCE loans by SaskTel, the Company has agreed to forbear from demanding repayment of the amounts owed by Newlook to the Company and has agreed to discharge or release its first charge security interest in Newlook’s assets in order for Newlook to pledge a first charge security interest to others in any potential financing transaction for the purpose of repaying amounts owed by Newlook to the Company.

A copy of the Indemnification Agreement is attached hereto as Exhibit 10.14 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.  The following exhibits are being furnished as part of this report.

Exhibit Number	Description

10.13	Repayment Agreement dated October 23, 2008

10.14	Cross Guarantee and Indemnification Agreement dated October 23, 2008

99.1	Press Release dated October 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Wireless Age Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WIRELESS AGE COMMUNICATIONS, INC.

Dated: October 29, 2008	By:	/s/ Gary Hokkanen
Name: Gary Hokkanen
Title: Chief Financial Officer

Exhibit Index

10.13	Repayment Agreement dated October 23, 2008

10.14	Cross Guarantee and Indemnification Agreement dated October 23, 2008

99.1	Press Release dated October 29, 2008